Exhibit 23.10

CONSENT OF QUALIFIED PERSON

Re: McEwen Mining: Fox PEA – Higher Production, Longer Life

I, W. David Tyler, RM SME, consent to the public filing of the technical report titled NI 43-101 Technical Report on the Preliminary Economic Assessment of the Fox Complex, Ontario Canada with an effective date of 26 January 2022 (the “Technical Report”) by McEwen Mining Inc.

I also consent to any extracts from, or a summary of, the Technical Report in the news release titled McEwen Mining: Fox PEA – Higher Production, Longer Life, dated 26 January 2022 (the “News Release”).

I certify that I have read the News Release filed by McEwen Mining Inc., and that it fairly and accurately represents the information in the sections of the Technical Report for which I am responsible.

Dated this 25 day of February 2022

“signed and stamped”

/s/ W. David Tyler

W. David Tyler, RM SME

CONSENT OF QUALIFIED PERSON

Regarding the “Gold Bar Project, S-K 1300 Technical Report Summary, Feasibility Study, Eureka County, Nevada”, that is current as of December 31, 2021 (the “Technical Report Summary”):

In connection with the filing of the Annual Report of McEwen Mining Inc. for the year ended December 31, 2021 on Form 10-K (the “Form 10-K”), W. David Tyler consents to:

●	the use of my name and status as a “Qualified Person” in the Form 10-K
●	any quotation from, or summarization of any of the information that I am responsible for preparing in the Technical Report Summary in the Form 10-K
●	to the filing of the Technical Report Summary as an exhibit to the Form 10-K and
●	to the incorporation by reference of the Technical Report Summary in the Registration Statements of McEwen Mining Inc. on (i) Form S-3 (Nos. 333-224476 and 333-234612), (ii) Form S-4 (No. 333- 226858) and (iii) Form S-8 (Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333- 204693, and 333-222609).

Signed by:

/s/   W. David Tyler

W. David Tyler, Registered Member, Society for Mining, Metallurgy and Exploration, #3288830 Gingerquill Consulting, LLC